PART III Auscrete Corp.

Amendment No. 1

Table of Contents	Page

Part III
Exhibits	2
Signatures	3

Table of Contents

Exhibit Index

Description of Exhibits

2a.	Wyoming Articles of Incorporation and Amendments*
2b.	Bylaws*
4.1	Form of Subscription Agreement*
11b.	Consent of counsel (included in Exhibit 12)*
11.1	Consent of Fruci & Assoc. PLLC (updated)
12.	Opinion re: legality*

*Previously filed

2

Table of Contents

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed at Goldendale, WA on June 12, 2023.

Auscrete Corporation

By:	/s/ A. John Sprovieri
John Sprovieri, Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ A. John Sprovieri
John Sprovieri	Chief Executive Officer (Principal Executive Officer)	June 12, 2023

/s/ Michael A. Young
Michael Young	Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2023

/s/ Mary E Sprovieri
Mary Sprovieri	Director	June 12, 2023

3